EXHIBIT 10.1

The Shuffle Master, Inc.

2004 Equity Incentive Plan
(as Amended and Restated on January 28, 2009)

A-i

ARTICLE 7.	STOCK APPRECIATION RIGHTS	A-11

7.1)	Grant of Stock Appreciation Rights	A-11
7.2)	Stock Appreciation Rights Agreement	A-11
7.3)	Exercise of Stock Appreciation Rights	A-11
7.4)	Payment of Stock Appreciation Right Amount	A-12
7.5)	Form and Timing of Payment	A-12
7.6)	Term of Stock Appreciation Rights	A-12
7.7)	Termination Due to Death or Disability	A-12
7.8)	Termination for Other Reasons	A-12
7.9)	Nontransferability of Stock Appreciation Rights	A-12

ARTICLE 8.	RESTRICTED STOCK	A-12

8.1)	Grant of Restricted Stock	A-12
8.2)	Restricted Stock Agreement	A-13
8.3)	Transferability	A-13
8.4)	Other Restrictions	A-13
8.5)	Certificate Legend	A-13
8.6)	Removal of Restrictions	A-13
8.7)	Voting Rights; Shareholder Rights Plan	A-13
8.8)	Dividends and Other Distributions	A-13
8.9)	Termination Due to Death or Disability	A-13
8.10)	Termination for Other Reasons	A-14
8.11)	Election Under Code Section 83(b)	A-14

ARTICLE 8A.	RESTRICTED STOCK UNITS	A-14

8A.1)	Award of Restricted Stock Units	A-14
8A.2)	Restricted Stock Unit Agreement	A-14
8A.3)	Terms of Restricted Stock Unit Awards	A-14
8A.4)	Nontransferability of Restricted Stock Units	A-14
8A.5)	Dividends and Other Distributions	A-14

ARTICLE 9.	CHANGE IN CONTROL	A-15

9.1)	Acceleration of Vesting; Termination of Period of Restriction	A-15
9.2)	No Limitation on Exercise Period	A-15
9.3)	No Extension of Exercise Period	A-15
9.4)	Limitation on Payments	A-15

ARTICLE 10.	BENEFICIARY DESIGNATION	A-15

ARTICLE 11.	RIGHTS OF PARTICIPANTS	A-16

11.1)	Participation	A-16
11.2)	No Implied Rights	A-16
11.3)	No Right to Company Assets	A-16

ARTICLE 12.	AMENDMENT, MODIFICATION, AND TERMINATION	A-16

12.1)	Amendment, Modification, and Termination	A-16
12.2)	Awards Previously Granted	A-17

A-ii

ARTICLE 13.	GOVERNMENT REGULATION AND REGISTRATION OF SHARES	A-17

13.1)	General	A-17
13.2)	Compliance as an SEC Registrant	A-17

ARTICLE 14.	SUCCESSORS	A-17

ARTICLE 15.	MISCELLANEOUS	A-17

15.1)	Rights as Shareholder	A-17
15.2)	No Obligation to Exercise Option or SAR; Maintenance of Relationship	A-17
15.3)	Withholding Taxes	A-18
15.4)	Purchase for Investment; Rights of Holder on Subsequent Registration	A-18
15.5)	Modification of Outstanding Awards	A-18
15.6)	Liquidation	A-18
15.7)	Restrictions on Issuance of Shares	A-18
15.8)	Certain Limitations on Awards to Ensure Compliance with Code Section 409A	A-19

ARTICLE 16.	REQUIREMENTS OF LAW	A-19

16.1)	Requirements of Law	A-19
16.2)	Governing Law	A-19

A-iii

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1) Establishment of the Plan.  This plan, known as "The Shuffle Master, Inc. 2004 Equity Incentive Plan" (as Amended and Restated on January 28, 2009) was established effective as of February 17, 2004, subject to approval by the shareholders of Shuffle Master, Inc. for the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units and Restricted Stock to selected officers, employees and Contractors of the Company, and was subsequently amended by a First Amendment on January 18, 2007, and was amended and restated on December 31, 2008, to solely incorporate various provisions to comply with Section 409A of the Code, and again amended and restated on January 28, 2009, subject to approval by the shareholders of Shuffle Master, Inc., to increase the number of Shares available for issuance under the Plan and to make other related technical changes.

1.2) Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to the Company’s officers, employees and Contractors by linking their personal interests to the long-term financial success of the Company and its Subsidiaries, and to growth in shareholder value.

1.3) Duration of the Plan.  The Plan will commence on the effective date set forth in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Shares subject to it have been purchased or acquired according to the provisions herein.  No Awards may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

2.1) Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) "Award" means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock.

(b) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” shall include but not be limited to:  (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (iii) conviction of any felony or crime involving moral turpitude.

(e) “Change in Control” shall mean:

(1)
That the Company has issued or the Company’s officers and directors have transferred (and/or assigned their voting rights related to) shares of Stock (or other securities convertible into or exchangeable for Stock) representing at least twenty percent (20%) of the outstanding Stock of the Company (including a series of similar transactions effected within six (6) months which, in the aggregate, result in the issuance and/or transfer of (and/or assignment of voting rights related to) at least twenty percent (20%) of the Company’s outstanding Stock) (the percentages set forth in this subsection to be computed after completion of the subject transactions and as though Shares “beneficially owned,” as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

(2)
That the individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purpose of this subsection, be considered as though such persons were a member of the Board of Directors on the effective date of the Plan; or

(3)
A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any Person becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

provided, however, to the extent required for purposes of compliance with Section 409A, Change of Control of the Company shall not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder), with respect to the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means a committee consisting solely of not less than three members of the Board of Directors of the Company, each of whom is a director who satisfies each of the following requirements:

(1)
The director qualifies as a “non-employee director” within the meaning of, and to the extent required to comply with, Rule 16b-3 of the Exchange Act or any successor provision promulgated under the Exchange Act;

(2)	The director qualifies as an “outside director” within the meaning of, and to the extent required to comply with, Code Section 162(m); and

(3)	The director qualified as an “independent director” as defined in Rule 4200(a)(14) of the Rules of The National Association of Securities Dealers, Inc., as amended from time to time.

The term “Committee” shall refer to the Board of Directors of the Company during such times as no committee is appointed by the Board of Directors and during such times as the Board of Directors is acting in lieu of the Committee.

        (h) “Company” means Shuffle Master, Inc., a Minnesota corporation, or any successor thereto as provided in Article 14.

(i) “Contractor” means an individual who is an agent of the Company or a Subsidiary or is retained to provide consulting or other services to the Company or a Subsidiary, and who is not an employee of the Company or any Subsidiary.  Unless otherwise specified by an agreement in writing, a Contractor’s status as a Contractor shall for purposes of the Plan be deemed to have terminated at such time as the Committee shall determine.  A non-employee director of the Company shall not be considered a Contractor for purposes of the Plan.

(j) “Disability” means a physical or mental impairment which prevents a Participant from performing his regularly-scheduled duties as an officer, employee or Contractor, and which is expected to be of long duration or result in death.  All determinations as to a Participant’s disability status shall be made by the Committee in its discretion and on the basis of such evidence as it shall deem appropriate; provided, however that if a Participant qualifies as disabled within the definition of Code Section 22(e)(3) or qualifies for disability income benefits under a long-term disability benefit plan or insurance policy maintained by the Company or a long-term disability insurance policy maintained by the Participant individually, such qualification shall be conclusive evidence of the Participant’s disability for purposes of this Plan; further provided, however, to the extent required for purposes of compliance with Section 409A, a disability shall not be deemed to occur unless the disability constitutes a “Disability” within the meaning of Code Section 409A(C).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” means the price per Share of the common Stock of the Company determined as follows:  (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System (“Nasdaq NMS”), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange or on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or  (ii) if the security is not listed for trading on a national securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.  Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(m) “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(n) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder.  “Non-409A Awards” mean Awards other than 409A Awards.  For purposes of this Plan, all Awards other than Restricted Stock Units are intended to be Non-409A Awards.

(o) “Incentive Stock Option” means any stock option granted pursuant to this Plan as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” means any stock option granted pursuant to this Plan other than as an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(r) “Participant” means an officer, employee or Contractor who has been granted an Award under the Plan.

(s) “Period of Restriction” means the period during which the transfer or sale of Shares of Restricted Stock by the Participant is restricted.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(u) “Plan” means this Shuffle Master, Inc. 2004 Equity Incentive Plan, as amended.

(v) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(w) “Restricted Stock Unit” or “RSU” means an Award designated as a Restricted Stock Unit, granted to a Participant pursuant to Article 8A.

(x) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(y) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the Award, each of the companies other than the last company in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in such chain.  The term shall include any Subsidiaries which become such after adoption of this Plan.

(z) “Stock” or “Shares” means the common stock of the Company.

(aa) “Stock Appreciation Right” or “SAR” means an Award designated as a Stock Appreciation Right, granted to a Participant pursuant to Article 7.

(bb) “Voting Stock” shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

2.2) Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3) Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

3.1) The Committee.  The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2) Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules for its administration; to accelerate the vesting of any Option or SAR, or the termination of any Period of Restriction under any Award agreement, or other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12) to amend the terms and conditions of any outstanding Option, SAR, RSU or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, provided, however, that any such modification would not result in penalties imposed by Code Section 409A and that such actions may only be taken to the extent permitted by Code Section 409A.  Except as required by Section 4.3 and as provided in Article 12, in no event shall the Committee have the right to (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an exercise price that is less than the original exercise price of the Option or SAR or (ii) change the exercise price of an Option or SAR to an exercise price that is less than the original exercise price without first obtaining the approval of shareholders of the Company.  Notwithstanding the foregoing, as provided in Section 12.2, no action of the Committee (other than pursuant to Section 4.3) may, without the consent of the person or persons holding Restricted Stock or any outstanding Option or Stock Appreciation Right, adversely affect the rights of such person or persons.

3.3) Selection of Participants.  Subject to the provisions of Section 5.2, the Committee shall have the authority to grant Awards under the Plan, from time to time, to such current officers, employees and Contractors as it may select; provided, however, that Incentive Stock Options may only be granted to employees.  Without amending the Plan, the Committee may grant Awards to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

3.4) Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.5) Procedures of the Committee.  All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.  Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation and Minnesota law for their services as directors of the Company.

3.6) Award Agreements.  Awards under the Plan shall be evidenced by an Award agreement, which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as are approved by the Committee.  Such terms and conditions need not be the same in all cases.

3.7) Conditions on Awards.  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, impositions on the time of exercise of Options and SARs to specified periods) as it deems appropriate.

3.8) Saturdays, Sundays and Holidays.  When a date referenced in an Award agreement falls on a Saturday, Sunday or other day when the Company’s general office is closed, the date referenced will revert back to the day prior to such date.

ARTICLE 4.

STOCK SUJECT TO THE PLAN

4.1) Number of Shares.  Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be delivered under the Plan shall not exceed Five Million Two Hundred Thousand (5,200,000) Shares, of which no more than Two Million Five Hundred Ninety Thousand (2,590,000) Shares may be granted as Restricted Stock pursuant to Article 8.  For purposes of determining at any time the number of shares that may be delivered pursuant to this Section 4.1, the exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be treated as a delivery of, and a reduction to remaining available shares by, that number of Shares which corresponds to the number of Shares with respect to which the Stock Appreciation Right is exercised.

4.2) Lapsed Awards.  If any Award granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.1.

4.3) Adjustments in Authorized Shares.  In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, an appropriate adjustment shall be made in the number and kind of Shares as to which Awards may be granted under the Plan and as to which outstanding Options and SARs or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options and SARs shall be made without change in the total price applicable to the unexercised portion of such Awards and with a corresponding adjustment in the exercise price per Share.  No such adjustment shall be made hereunder which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Award or a grant of additional benefits to a participant.

(a) If the Company is a party to a merger, consolidation, reorganization, or similar corporate transaction and if, as a result of that transaction, its Shares are exchanged for:  (i) other securities of the Company and/or (ii) securities of another company which has assumed the outstanding Awards under the Plan or has substituted for such Awards its own awards, then each Participant shall be entitled (subject to the conditions stated herein or in such substituted awards, if any), in respect of that Participant’s Awards, to rights with respect to such other securities of the Company or of such other company as are sufficient in the determination of the Committee to ensure that the value of the Participant’s Awards immediately before the corporate transaction is equivalent to the value of such Awards immediately after the transaction, taking into account the exercise price of Options and SARs before such transaction, the Fair Market Value of Shares immediately before such transaction and the Fair Market Value immediately after the transaction of the securities then subject to that Award (or to the award substituted for that Award, if any).  The Committee shall make the determinations specified in this subsection (b) in the event of any transaction described in this subsection (b), and its determination shall be binding on all Participants.

(b) Upon the happening of any such corporate transaction, the class and aggregate number of Shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Section 4.3.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1) Eligibility.  Awards may be granted only to a person who on the date of grant is an officer, employee or Contractor of the Company or a Subsidiary of the Company.  All officers, employees and Contractors of the Company or a Subsidiary are eligible to receive Awards under the Plan; provided, however, that only employees shall be eligible for a grant of Incentive Stock Options.  No officer, employee or Contractor shall have any right to be granted an Award under this Plan even if previously granted an Award.

Without amending the Plan, the Committee may grant Awards to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

5.2) Actual Participation.  Awards shall be granted as follows:

(a) The Committee may grant such type(s) of Awards to such officers, employees and Contractors of the Company or a Subsidiary at such times as the Committee shall determine; provided, however, that Incentive Stock Options shall be granted only to employees.  Awards granted under this subsection shall contain such terms and conditions may be as determined by the Committee at the time of grant.

(b) The maximum number of Shares with respect to which Awards may be granted to any Participant for any fiscal year of the Company is Five Hundred Sixty-Two Thousand Five Hundred (562,500) Shares.  For purposes of these maximum limits, the grant of a Stock Appreciation Right shall be treated as the grant of an Option for that number of Shares which corresponds to the number of Shares with respect to which the Stock Appreciation Right is or may become exercisable.

ARTICLE 6.

STOCK OPTIONS

6.1) Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant, and to determine whether an Option shall be granted as an Incentive Stock Option or a Nonqualified Stock Option.  The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion.  The previous provisions of this Section 6.1 notwithstanding, the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company or its Subsidiaries is exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Shares with respect to which the Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any Subsidiary) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Nonqualified Stock Options.  The determination will be made by taking Incentive Stock Options into account in the order in which they were granted.  If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which Shares will be treated as Shares to be acquired upon exercise of an Incentive Stock Option.

6.2) Option Agreement.  Each Option grant shall be evidenced by an Option agreement that shall specify the Participant, the Option exercise price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions, including vesting, as the Committee shall determine.  If not specified by the Committee at the time an Option is granted, such Option shall vest at the rate of 25% on each of the first four anniversaries of the date of grant.

6.3) Option Exercise Price.  The Option exercise price per share of Stock covered by the Option shall be determined by the Committee, but may not be less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to an employee who, on the date of execution of the Option agreement owns more than ten percent (10%) of the total combined voting power of all series of Stock then outstanding, shall be at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of execution of the Option agreement.

6.4) Duration of Options.  No Option may be exercised after ten (10) years from the date on which the Option was granted.  If an earlier expiration date is not specified by the Committee at the time of grant, each Option shall expire at the close of business on the tenth (10th) anniversary of the date of grant.  The previous provisions of this Section 6.4 notwithstanding, each Incentive Stock Option shall expire no later than at the close of business on the date preceding the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to an employee who, on the date of execution of the Option Agreement owns more than ten percent (10%) of the total combined voting power of all series of Stock then outstanding, shall expire no later than the close of business on the date preceding the fifth (5th) anniversary of the date of grant.

6.5) Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.  All Options within a single grant need not be exercised at one time.

6.6) Manner of Exercise of Options.  An Option may be exercised in whole or in part, at such time or times, and with such rights with respect to such Shares of Stock, as provided in the applicable Option agreement.  An Option shall be exercisable only by:  (i) written notice to the Company of intent to exercise the Option with respect to a specified number of Shares of Stock; (ii) tendering to the Company the original Option agreement (or a replacement Option agreement satisfactory to the Committee); and (iii) payment to the Company of the exercise price for the number of Shares of Stock with respect to which the Option is then exercised.  Except as set forth in the next sentence, payment of the exercise price may be made in any of the following manners:

(a) cash, including certified check, bank draft or postal or express money order;

(b) personal check (provided that if payment of the exercise price is made by personal check and such personal check is not timely paid by the drawer’s bank, such payment shall be deemed not to have been made and any Shares issued upon such exercise shall be deemed void and never issued);

(c) by surrender for cancellation of Shares of Stock which:

(1)	were acquired by the Participant (or person exercising the Option) other than by exercise of an Option;

(2)
were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for at least six months after such exercise; or

(3)
were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for six months or less after such exercise but only if the Participant (or person exercising the Option) has obtained prior approval of the specific surrender (such approval to specify at least the date of grant of the Option being exercised, the dates of grant and exercise of the Option pursuant to which Shares to be surrendered were acquired, and the number of Option Shares to be surrendered) by the Committee;

and which have a Fair Market Value equal to the exercise price of the Options being exercised (if the Shares surrendered have a Fair Market Value in excess of the exercise price of the Options being exercised, the Company shall promptly pay to the Participant or person exercising the Option an amount equal to the excess of such Fair Market Value over the exercise price, not to exceed the Fair Market Value of one Share); or

(d) by any other method of payment which the Committee shall approve before, at, or after the date of grant of such Options.

An Option shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of the original Option agreement, written notice of intent to exercise the Option, and payment for the number of Shares being acquired upon exercise of the Option.  The Participant shall be treated for all purposes as the holder of record of the Option Stock as of the close of business on such date, except where Shares are held for unpaid withholding taxes.  As promptly as practicable on or after such date, the Company shall issue and deliver to the Participant a certificate or certificates for the Option Stock issuable upon such exercise; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Participant at the address specified in the written notice of exercise.

Notwithstanding the foregoing listing of permissible manners of payment of exercise price, the Committee shall have the right from time to time to cancel, limit or suspend as to any one, some, or all Option(s) and as to any one, some, or all Participants, the right to make payment under any one or more manners of payment (other than the payment by cash, certified check, bank draft or postal or express money order), including other methods of payment previously approved by the Committee under the authority granted in subsection (d) of this Section 6.6.

There shall be no exercise at any one time for fewer than one hundred (100) Shares (or such lesser number of Shares as the Committee may from time to time determine in its discretion) or all of the remaining Shares then purchasable by the Participant or person exercising the Option.

When Shares of Stock are issued pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option agreement by the Company before the Option agreement is returned.  When all Shares of Stock covered by the Option agreement have been issued, or the Option shall expire, the Option agreement shall be canceled and retained by the Company.

6.7) Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.8) Termination Due to Death or Disability.  If a Participant ceases to be an officer, employee or Contractor by reason of death, any of such Participant’s outstanding Options which were not vested and exercisable on his date of death shall immediately become 100% vested, and all of the Participant’s outstanding Options shall be exercisable at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of death, whichever period is shorter.  Options may be exercised by such person or persons as shall have acquired the Participant’s rights under the Option pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

         If a Participant ceases to be an officer, employee or Contractor by reason of Disability, any of such Participant’s outstanding Options which were not vested and exercisable on the date the Committee determines that the Participant has incurred a Disability shall immediately become 100% vested, and all of the Participant’s outstanding Options shall be exercisable at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

        Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any Nonqualified Option for a period which does not exceed the Option’s expiration date, if it deems this is in the best interest of the Company.

6.9) Termination for Other Reasons.  If a Participant ceases to be an officer, employee or Contractor for any reason other than death, Disability or for Cause:

        (a) Any of such Participant’s outstanding Nonqualified Options which were then vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within twelve (12) months following the date of his termination as an officer, employee or Contractor, whichever period is shorter, and

(b) Any of such Participant’s outstanding Incentive Stock Options which were then vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within three (3) months following the date of his termination as an officer, employee or Contractor, whichever period is shorter; provided, however, that in the event of the Participant’s death during the three (3) month period following the date of his termination as an officer, employee or Contractor, and prior to the expiration date of such Options, any such Options then vested and unexercised may be exercised within twelve (12) months following the date of termination by the person or persons who shall have acquired the Participant’s rights thereunder pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or the laws of descent and distribution.

        Any Options not then vested and exercisable shall be forfeited back to the Company.

If the Participant’s position as an officer, employee or Contractor terminates for Cause, all of the Participant’s outstanding Options, whether or not then vested, shall be immediately forfeited back to the Company.

6.10) Nontransferability/Permitted Transfers of Options.  Except as permitted by subsections (b) and (c) below, each Option granted hereunder shall, by its terms, not be transferable by the Participant and shall be, during the Participant’s lifetime, exercisable only by the Participant or Participant’s guardian or legal representative.  Except as permitted by subsections (b) and (c) below, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

(a) Each Incentive Stock Option granted hereunder shall, by its terms, be transferable only by will or pursuant to the laws of descent and distribution, and shall be, during the Participant’s lifetime, exercisable only by the Participant or his guardian or legal representative.

(b)	Each Nonqualified Stock Option granted hereunder shall, by its terms, be transferable:

(1)
by the Participant to a Participant’s Family Member (or to a trust in which the Participant’s Family Member or Family Members have more than fifty percent (50%) of the beneficial interest) by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

(2)	by will or pursuant to the laws of descent and distribution; or

(3)
as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission (“SEC”) under the Securities Act or the interpretations of such rules and regulations as announced by the SEC from time to time.

Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution.  Upon effectiveness of any permitted transfer, the rights under any Option shall be exercisable only by the permitted transferee or such transferee’s guardian or legal representative.  Except as permitted by this subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.  No permitted transfer shall cause any change in the terms of any Option except the identity of the person(s) entitled to exercise such Option and to receive the common Stock issuable upon exercise of the Option.  Without limiting the generality of the foregoing, any Option shall be subject to termination upon the termination as an officer, employee or Contractor, death or Disability of the Participant to whom the Option was originally granted by the Company without reference to the employment, death or Disability of any permitted transferee.  In the event of any transfer of an Option, the obligations of the Company owed to the Participant shall be owed to the transferee and references in this Plan or in any Option Agreement to the Participant shall, unless the context otherwise requires, refer to the transferee.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1) Grant of Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, exercisable in any of the following forms as designated by the Committee at the time of grant:

(a) in lieu of Options;

(b) in addition to Options;

(c) independent of Options; or

(d) in any combination of (a), (b), or (c).

The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.  The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion.  The exercise price of a SAR shall not, however, be less than the Fair Market Value of a share of Stock on the date of grant.

7.2) Stock Appreciation Rights Agreement.  Each grant of a SAR, and the terms and conditions governing the exercise of the SAR, shall be evidenced by a SAR agreement.  If not specified by the Committee at the time a SAR is granted, such SAR shall vest at the rate of 25% on each of the first four anniversaries of the date of grant.

Option Stock with respect to which a SAR shall have been exercised may not be subject again to an Award under the Plan.

7.3) Exercise of Stock Appreciation Rights. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares.  The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(a) SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

(b) Subject to Section 7.1, SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

7.4) Payment of Stock Appreciation Right Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

        (a) The difference between:  (i)  the Fair Market Value of a Share on the date of exercise and (ii) the exercise price established by the Committee on the date of grant; by

(b) The number of Shares with respect to which the SAR is exercised.

7.5) Form and Timing of Payment.  Payment to a Participant, upon SAR exercise, will be made in cash or stock, at the discretion of the Committee, as soon as administratively possible after exercise.

7.6) Term of Stock Appreciation Rights.  The term of a SAR granted under the Plan shall be determined by the Committee, but shall not exceed ten (10) years.  If not specified by the Committee at the time of grant, each SAR shall expire at the close of business on the date preceding the tenth (10th) anniversary of the date of grant.

7.7) Termination Due to Death or Disability.  If a Participant ceases to be an officer, employee or Contractor by reason of death, any of such Participant’s outstanding SARs which were not vested and exercisable on his date of death shall immediately become 100% vested, and all of the Participant’s outstanding SARs shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of death, whichever period is shorter.  SARs may be exercised by such person or persons as shall have acquired the Participant’s rights under the SAR pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

If a Participant ceases to be an officer, employee or Contractor by reason of Disability, any of such Participant’s outstanding SARs which were not vested and exercisable on the date the Committee determines that the Participant has incurred a Disability shall immediately become 100% vested, and all of the Participant’s outstanding SARs shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any SAR for a period which does not exceed the SAR’s expiration date, if it deems this is in the best interest of the Company.

7.8) Termination for Other Reasons.  If  Participant ceases to be an officer, employee or Contractor for any reason other than death, Disability or for Cause, any of such Participant’s outstanding SARs which were then vested and exercisable shall be exercisable at any time prior to the expiration date of such SARs, but only within twelve (12) months following the date of his termination as an officer, employee or Contractor, whichever period is shorter.  Any SARs not then vested and exercisable shall be forfeited back to the Company.

If the Participant’s position as an officer, employee or Contractor shall terminate for Cause, all of the Participant’s outstanding SARs, whether or not then vested, shall be immediately forfeited back to the Company.

7.9) Nontransferability of Stock Appreciation Rights.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants, in such amounts, with such purchase price (if any) and under such other conditions as it shall determine.  The Committee shall specify the period of time over which the lapse of a Period of Restriction established pursuant to Sections 8.2, 8.3, and 8.4 (i.e., the period of time over which such Shares of Restricted Stock shall vest) shall occur, and may in its discretion further provide for the acceleration of the lapse of a Period of Restriction upon the attainment of such goals as the Committee may determine in its discretion.  Restricted Stock shall at all times for purposes of the Plan be valued at its Fair Market Value without regard to restrictions.  If not specified by the Committee at the time of grant of Restricted Stock, the Period of Restriction shall lapse with respect to 25% of the number of shares of Restricted Stock granted as of each of the first four anniversaries of the date of grant.

8.2) Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted  Stock agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3) Transferability.  Except as otherwise provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction.  Upon any attempt to transfer, assign, pledge, or otherwise dispose of Shares of Restricted Stock, or any right or privilege conferred thereby, contrary to the provisions of the Restricted Stock agreement or the Plan, upon levy of an attachment or similar process upon such rights or privileges, the Shares of Restricted Stock shall immediately become forfeited to the Company.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.4) Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5) Certificate  Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following, or substantially similar, legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in The Shuffle Master, Inc. 2004 Equity Incentive Plan, in the rules and administrative procedures established pursuant to such Plan, and in a Restricted Stock agreement dated __________.  A copy of the Plan, such rules and procedures, and such Restricted Stock agreement may be obtained from the Secretary of Shuffle Master, Inc.”

8.6) Removal of Restrictions.  Except as otherwise provided in this Article 8, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Stock certificate.

8.7) Voting  Rights; Shareholder Rights Plan.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, and shall be covered by the provisions of Company’s Shareholder Rights Plan.

8.8) Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

8.9) Termination Due to Death or Disability.  If a Participant ceases to be an officer, employee or Contractor because of his death or his Disability during a Period of Restriction, any remaining period of the Period of Restriction applicable to the Restricted Stock shall automatically terminate and, except as otherwise provided in Section 8.4, the Shares of Restricted Stock shall thereafter be free of restrictions and be fully transferable.

8.10) Termination for Other Reasons.  If a Participant ceases to be an officer, employee or Contractor for any reason other than for death or Disability during a Period of Restriction, then all Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company and any amounts paid by the Participant to the Company for the purchase of such Shares shall be returned to the Participant; provided, however, that the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Shares of Restricted Stock as it deems appropriate.

8.11) Election Under Code Section 83(b).  As a condition to the receipt of Restricted Stock, the Participant shall be deemed to have agreed, and shall confirm such agreement in writing as requested by the Committee, that he will not exercise the election permitted under Code Section 83(b) without informing the Company of his election within ten (10) days of such election.  If a Participant fails to give timely notification to the Company, the Committee may, in its discretion, cause the forfeiture of some portion of the Shares of Restricted Stock with respect to which the election was made.

 ARTICLE 8A.

RESTRICTED STOCK UNITS

8A.1) Awards of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, make awards of Restricted Stock Units under the Plan to Participants in such amounts and subject to such terms and conditions as the Committee shall deem appropriate, provided, however that such terms and conditions do not violate Code Section 409A.

8A.2) Restricted Stock Unit Agreement.  All Awards of Restricted Stock Units made pursuant to this Plan will be evidenced by a Restricted Stock Unit agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

8A.3) Terms of Restricted Stock Unit Awards.  Restricted Stock Units shall be subject to such terms and conditions as the Committee may impose, provided, however, that such terms and conditions do not violate Code Section 409A.  These terms and conditions may include restrictions based upon completion of a specified period of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Unit agreement.  The terms of Restricted Stock Units may vary from Participant to Participant and between groups of Participants.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee if such grantee executes an Election Form that complies with Section 409A at the time of such grant.  If no such election is made, the vested Restricted Stock Unit (or any portion thereof) shall (subject to applicable law) mature and be paid out within thirty (30) days following vesting of the award or any portion thereof.  On the maturity date, the Company shall  transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8A.4) Nontransferability of Restricted Stock Units.  No RSU granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to the maturity date.

8A.5) Dividends and Other Distributions.  At any time prior to the maturity date of a Restricted Stock Unit Award granted hereunder, the holder of such RSU shall be entitled to receive from the Company the equivalent value of dividends or other distributions payable with respect to that number of Shares subject to such RSU.   If any such dividends or other distributions are paid in Shares, a Participant’s RSU shall be adjusted to reflect such dividend or distribution with any additional RSUs being subject to the same terms and conditions as the underlying RSU.

ARTICLE 9.

CHANGE IN CONTROL

9.1) Acceleration of Vesting; Termination of Period of Restriction.  Notwithstanding any requirements for vesting, time of exercisability or Period of Restriction of any Award as set forth in any Award agreement or as otherwise determined by the Committee, any Award granted under this Plan, to the extent not already terminated, shall become vested and immediately exercisable, and any Period of Restriction shall terminate, upon a Change in Control.

9.2) No Limitation on Exercise Period.  Nothing in Section 9.1 shall limit or shorten the period during which any Option or SAR is exercisable.  If an Option or SAR provides for exercisability during a limited period after a contingency is satisfied, and the initial exercisability of the Option or SAR is accelerated by means of Section 9.1, the expiration of such Option or SAR shall be delayed until the contingency has been satisfied and the Option or SAR shall thereafter remain exercisable for the balance of the period initially contemplated by the grant.  (For example, if an Option or SAR is granted providing that it shall be exercisable for a period of twelve (12) months after a triggering event, and such Option or SAR is subject to the provisions of Section 9.1 providing that it shall become immediately exercisable, it shall thereafter remain exercisable until such triggering event has occurred and twelve (12) months has passed.)

9.3) No Extension of Exercise Period.  Any acceleration or extension of exercisability pursuant to Section 9.1 shall not extend such exercisability beyond the expiration or maximum term set forth in the Award agreement.

9.4) Limitation on Payments.  Notwithstanding anything in this Article 9 to the contrary, if the Company is then subject to the provisions of Code Section 280G, and if the acceleration of the vesting of an Option, SAR or RSU, the termination of a Period of Restriction or the payment of cash in exchange for all or part of an Option or SAR (which acceleration or payment could be deemed a "payment" within the meaning of Code Section 280G(b)(2)), together with any other payments which the Participant has the right to receive from the Company or any company that is a member of an "affiliated group" (as defined in Code Section 1504(a) without regard to Code Section 1504(b)) of which the Company is a member, would constitute a "parachute payment" (as defined in Code Section 280G(b)(2)), then the payments to the Participant shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999 (with payments scheduled later in time being reduced first, and those scheduled earlier in time being reduced last); provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 9.4 will, to that extent, not apply.

ARTICLE 10.

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid pursuant to the Participant’s will or by the laws of descent and distribution.

ARTICLE 11.

RIGHTS OF PARTICIPANTS

11.1) Participation.  No officer, employee or Contractor shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

11.2) No Implied Rights.  Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.  Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

11.3) No Right to Company Assets.  Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder.  Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary.  The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries.  Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

ARTICLE 12.

AMENDMENT, MODIFICATION, AND TERMINATION

12.1) Amendment, Modification, and Termination.  This Plan shall terminate at such time as the Board of Directors may determine; provided, however, that no Award may be granted under the Plan after the tenth anniversary of its effective date.  Any termination shall not affect any Awards then outstanding under the Plan.  At any time and from time to time, the Board may amend or modify the Plan.  If the approval of the shareholders of the Company is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported (such as Nasdaq), or by any regulatory body having jurisdiction with respect hereto, no amendment or modification which:

(a) increases the total amount of Stock which may be issued under this Plan, except as provided in Section 4.3; or

(b) changes the class of Persons eligible to participate in the Plan;

(c) materially increases the cost of the Plan or materially increase the benefits to Participants;

(d) extends the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised; or

(e) re-prices any previously granted Award by lowering the exercise price or canceling any previously granted Options or Stock Appreciation Rights with a subsequent replacement or re-grant of a new award of the same or different type or a payment in cash at a time when the exercise price of the applicable Option or Stock Appreciation Rights exceeds the Fair Market Value of the underlying Shares, except as provided in Section 4.3;

shall be effective prior to the date that such amendment or modification has been approved by both the Board and the shareholders of the Company.

12.2) Awards Previously Granted.  No termination, amendment or modification of the Plan shall, other than pursuant to Section 4.3 hereof, in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.  Except as required pursuant to Section 4.3, no previously granted Option shall be re-priced by lowering the exercise price thereof, nor shall a previously granted Option be cancelled with a subsequent replacement or re-grant of that same Option with a lower exercise price, without prior approval of the shareholders of the Company.

ARTICLE 13.

GOVERNMENT REGULATION AND REGISTRATION OF SHARES

13.1) General.  The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligations under Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to the approvals of any regulatory or governmental agency as may be required.

13.2) Compliance as an SEC Registrant.  The obligations of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the Securities and Exchange Commission, and the rules and regulations of any securities exchange or association on which the Company’s common stock may be listed or quoted.  For so long as the common stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act with respect to all Shares of the applicable class or series of Stock that may be issued to Participants under the Plan and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

ARTICLE 14.

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.

MISCELLANEOUS

15.1) Rights as Shareholder.  A Participant granted a SAR or RSU under the Plan shall not by reason thereof have any rights of a shareholder of the Company, and a Participant granted an Option under the Plan shall not by reason thereof have any right of a shareholder of the Company with respect to the Shares covered by such Option until the exercise of such Option is effective.

15.2) No Obligation to Exercise Option or SAR; Maintenance of Relationship.  The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR. Nothing in the Plan or in any Award agreement entered into pursuant hereto shall be construed to confer upon a Participant any right to employment, service as a consultant, consultant or as a member of the Company's Board of Directors or interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

15.3) Withholding Taxes.  Whenever, under the Plan, Shares are to be issued in connection with an RSU or upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Company, and whenever a Period of Restriction lapses with respect to Restricted Stock, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes resulting therefrom. In the event that withholding taxes are not paid by the date of exercise of an Option, the maturity of an RSU or the lapse of a Period of Restriction, to the extent permitted by law, the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares deliverable upon the exercise of the Option, by forfeiting Shares of Restricted Stock, or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant as director's fee or otherwise. If withholding taxes are paid by reduction of the number of Shares deliverable to Participant or the forfeiture of Shares of Restricted Stock, such Shares shall be valued at the Fair Market Value as of the business day preceding the date of exercise of the Option or the lapse of the Period of Restriction.

15.4) Purchase for Investment; Rights of Holder on Subsequent Registration.  Unless the Shares to be issued upon exercise of an Option or granted as Restricted Stock have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless the Participant shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the Shares to be issued to him for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a “stop transfer” restriction may be placed in the stock transfer records of the Company.  In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any such Shares, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages, and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

15.5) Modification of Outstanding Awards.  The Committee may accelerate the exercisability of an outstanding Option or SAR, or reduce the Period of Restriction of outstanding Restricted Stock, and may authorize modification of any outstanding Award with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan; provided however, that except as provided in Section 4.3 hereof, no previously granted Option or SAR will be repriced by lowering the exercise price thereof, nor will a previously granted Option or SAR be cancelled with a subsequent replacement or regrant of a new award of the same or different type or a payment in cash at a time when the exercise price of the applicable Option or SAR exceeds the Fair Market Value of the underlying Shares, without the prior approval of the shareholders of the Company, and further provided that such modifications may only be taken to the extent permitted by Code Section 409A.

15.6) Liquidation.  Upon the complete liquidation of the Company, any unexercised Options or SARs theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 4.3 in connection with a merger, consolidation or reorganization of the Company.

15.7) Restrictions on Issuance of Shares.  Notwithstanding provisions of this Plan to the contrary, the Company may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a) The Shares with respect to which the Option has been exercised are at the time of the issue of such Shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

(b) A no-action letter in respect of the issuance of such Shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

(c) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.  It is intended that all exercise of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of Shares in respect of which any Option may be exercised.

15.8) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being "permitted" under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A.  Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A.  For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).  Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

ARTICLE 16.

REQUIREMENTS OF LAW

16.1) Requirements of Law.  The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2) Governing Law.  The Plan, and all agreements hereunder, to the extent not covered by Federal law, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the principles of the conflicts of laws.